CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-16219, 333-15765, 333-42043 and Form
S-8 No. 33-92764 and 333-15763) of Storage Trust Realty of our reports indicated below with respect to the financial statements indicated below included in this Current Report on Form 8-K/A of Storage Trust Realty.

            Financial Statement                  Date of Auditors
Report
Historical Summary of Combined Gross Revenues
and Direct Operating Expenses for the year ended
December 31, 1997 of the Reported Facilities
which include U-Stor-It (Brighton Park, Chicago,
IL), U-Stor-It (Carol Stream, IL), U-Stor-It
(Carpentersville, IL), U-Stor-It (Elgin East,
Elgin, IL), U-Stor-It (Ford City, Chicago, IL),
U-Stor-It (Geneva, IL), U-Stor-It (Naperville, IL),
U-Stor-It (Aurora, IL), U-Stor-It (River Grove, IL),
U-Stor-It (St. Charles), U-Stor-It (Streamwood, IL)
and U-Stor-It (Big Timber, Elgin, IL)           March 23, 1998

Historical Summary of Gross Revenues and
Direct Operating Expenses for the year
ended December 31,1997 of the Reported
Facility - A AAA Key Self Storage                    April 24, 1998

Historical Summary of Gross Revenues and Direct
Operating Expenses for the year ended
December 31, 1997 of the Reported Facility -
AllHStar Storage                                July 1, 1998



                                      ERNST & YOUNG LLP

Chicago, Illinois
August 14, 1998